SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                    ARIZONA FURNITURE COMPANY
                 (Name of issuer in its charter)

      Nevada                   5712              88-0470758
  (State or other       (Primary Standard          (I.R.S.
   jurisdiction             Industrial            Employer
        of           Classification Code No.)  Identification
  incorporation)                                    No.)
                  ____________________________
                   23910 N. 19th Ave. Suite 62
                     Phoenix, AZ 85027-0689
                       Office 623-869-8134
                       Store 480-961-1287
  (Address and telephone number of principal executive offices)
                  ____________________________
                  Nevada Corporate Headquarters
                 5300 W. Sahara Ave., Suite 101
                      Las Vegas, NV  89146
                          800-398-1077
    (Name, address and telephone number of agent for service)
                  ____________________________
                         With a copy to:

                    Chapman & Flanagan, Ltd.
                 777 N. Rainbow Blvd., Suite 390
                       Las Vegas, NV 89107
                  ____________________________

Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933 check the following box. ____

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. __

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. __


   Title of     Amount to    Proposed     Proposed     Amount of
  each class       be         maximum      maximum     registrat
      of       registered    offering     aggregate       ion
  securities                 price per    offering        fee
     to be                     share      price (1)
  registered

 Common Stock  10,000,000      $0.10     $1,000,000     $250.00

(1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this Prospectus is not complete and may be amended. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted before the registration statement becomes effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                           Prospectus

                    Arizona Furniture Company

                10,000,000 Shares of Common Stock

This is Arizona Furniture Company's initial public offering. We are offering up to 10,000,000 shares (the "shares") of our $0.001 par value common stock. The shares are being offered on a "best efforts" basis, and will be made available to the public at $0.10 per share. There is no minimum purchase requirement to invest in our common stock. Offering proceeds will not be placed in escrow. Upon receipt, offering proceeds will be deposited into the operating account of Arizona Furniture Company and used to conduct the business affairs of the Company. The offering will terminate 180 days after the effective date of this prospectus.

There is no public market for our common stock, however, we intend to apply for a listing on the OTC bulletin board.

                  -----------------------------

Investment in the shares is highly speculative and involves a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment. See "risk factors" beginning on page 2, for factors that you should consider before investing in our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are offered by the Company subject to prior sale, acceptance of the subscriptions by the Company and approval of certain legal matters by counsel to the Company.

Offerees and subscribers are urged to read this Prospectus carefully and thoroughly.

                                Offering                   Proceeds To
                                  Price      Commissions   Company (3)
                                To Public        (2)
                                   (1)
 Per Share:                       $0.10          $ 0          $0.10
 10,000,000 shares, common     $1,000,000        $ 0        $1,000,000
 stock:


     The date of this Prospectus is __________________, 2001

(1) The offering price of $0.10 per share has been determined by the Board of Directors of the Company. The price has no relation to the value of Arizona Furniture Company or its assets, or any other established criteria of value. The shares are offered for cash or check only and must be accompanied by a properly completed and executed subscription agreement.

(2) No commissions or other fees will be paid, directly or indirectly, by Arizona Furniture Company or any of its principals, to any person or firm in connection with solicitation of sales of our Shares.

(3) Before deduction for filing, printing and miscellaneous expenses relating to this offering, including legal and accounting fees, estimated at $11,125.00 to be paid by Arizona Furniture Company out of the proceeds of this offering. See "Use of Proceeds", page 6.

                  -----------------------------

The delivery of this prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date. No person is authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to sell any securities to any person in any jurisdiction where such offer or solicitation would be unlawful.

Arizona Furniture Company has the right, in its sole discretion, to accept or reject subscriptions in whole or in part, for any reason or for no reason.

We have taken no steps to create an aftermarket for the shares of common stock being offered and have made no arrangements with brokers or others to trade or make a market in the common stock. At some time in the future, we may attempt to arrange for interested brokers to trade or make a market in the common stock and to quote the common stock in a published quotation medium. However, no arrangements have been commenced and there is no assurance that any brokers will ever have an interest in our common stock or that there ever will be a market for our common stock.

                        Table of Contents

Prospectus Summary                                            41

Risk Factors                                                  42

Forward-Looking Statements                                    44

Use of Proceeds                                               45

Determination of Offering Price                               46

Dilution                                                      46

Plan of Distribution                                          46

Legal Proceedings                                             48

Directors, Executive Officers, Promoters And Control Persons  48

Security Ownership of Certain Beneficial Owners and Management49

Description of Securities                                     50

Interest of Named Experts and Counsel                         50

Disclosure   of   Commission  Position  on  Indemnification   for
Securities Act Liabilities                                    50

Organization Within the Last Five Years                       51

Description of Business                                       51

Management's Discussion and Plan of Operation                 57

Description of Property                                       58

Certain Relationships and Related Transactions                58

Market for Common Stock and Related Shareholder Matters       58

Executive Compensation                                        60

Financial Statements                                          60

Changes In and Disagreements With Accountants                 61

Where You Can Find More Information                           61

                            PROSPECTUS SUMMARY

The Company

Arizona Furniture Company was established as a Nevada corporation on August 23, 2000. Our executive marketing and retail offices are located at 23910
N. 19th Ave. Suite 62 Phoenix, AZ 85027-0689. Our telephone number is 623-869-8134.

Arizona Furniture Company is a Nevada Corporation with exclusive sales and distribution rights to operate Kincaid Home Furnishings stores in the State of Arizona. Kincaid is a subsidiary of La-Z-Boy Furniture. Arizona Furniture Company will market and sell Kincaid Furniture Company solid wood furniture to residents in the State of Arizona. Current plans are to open four stores within the Phoenix Metropolitan area with a fifth store planned in Tucson, AZ.

The Offering

We are offering up to 10,000,000 shares of common stock at a price of $0.10 per share. At June 30, 2001, we had 10,000 shares of common stock issued and outstanding. If we were to sell all of the shares offered by us in this offering, there would be 10,010,000 shares of common stock outstanding after the offering. There is no underwriter of this offering. We will offer the shares on a "best efforts, no minimum basis". This means that we may sell as many or as few shares as we determine and we may terminate the offering at any time before we have sold all 10,000,000 shares. We will not escrow any of the proceeds we receive from this offering. As there is no minimum offering, the proceeds from any subscription accepted by the Company will be immediately available to us. We may reject any subscription in whole or in part. If we reject a subscription we will return the investor's check or other funds without deduction and without the payment of any interest.

 Securities offered:        Up to 10,000,000 shares of common
                            stock, $.001 par value.

 Offering price per share:  $0.10

 Offering:                  The shares are being offered for a
                            period of 180 days.

 Net proceeds:              Approximately $ 946,875

 Use of proceeds:           To be used for offering expenses,
                            initial product manufacturing,
                            marketing and advertisement, office
                            equipment, hiring of employees and
                            working capital. See "Use of
                            Proceeds."

 Number of shares           Before the offering:         10,000
 outstanding:
                            After the Offering:   10,010,000

                               Risk Factors

The purchase of our securities involves significant risks. Prospective investors should give careful attention to the following statements representing risks applicable to the offering.

Risks related to our financial condition

     We are a recently formed company with no revenues and anticipate losses for the foreseeable future. So it will be difficult for you to evaluate an investment in our common stock.

We have no operating history and no significant assets or financial resources. Our business activities have been limited to raising funds and we have not yet commenced our primary business purpose.

We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until we are able to secure financing to hire employees in the home furnishings industry. This may result in the Company incurring a net operating loss which will increase continuously until we raise enough capital to start marketing the home furnishings.

Risks related to our business

     Neither our director and/or officers have experience in managing or operating a home furnishings business as we propose to do.

We intend to locate and hire persons who have experience in the industry. We believe that having experienced managers will assist the business in running more efficiently and in attracting and retaining customers. We have no commitment to hire any experienced managers, but we believe that persons with such experience may be located and hired in the Scottsdale, Arizona area. However, our officers do have experience in marketing and sales which will be instrumental in implementing the business plan.

     The size of our company and our lack of operating history makes it unlikely that we will be able to commit funds to diversify our business until we have a proven track record, and we may not be able to achieve the same level of diversification as larger companies engaged in the home furnishings industry.

We intend to devote our efforts entirely to the development and marketing of our home furnishings and are currently dependent on proceeds, if any, to be generated from the sale of the shares offered herein. The success of our business is currently dependent on a single retailing concept.

     The market for home furnishings is intensely competitive. We face competition on the basis of price, reputation and quality distinctions among available products. We cannot predict market acceptance of our home furnishings in relation to our competition.

We face strong existing competition for similar products and expect to face significant competition from new companies or existing companies with new products. Currently, we have no name recognition or market recognition as compared to our competitors which enable them to compete more effectively in the industry. Once our product is ready to market, we will compete directly with well known, established companies like Thomasville, Ethan Allen and Bassett.

Additionally, purchases are often made based upon highly subjective decisions that may be influenced by numerous factors, many of which are out of our control. Consumers' preferences are subject to rapid and unanticipated changes. As a result, we expect to face substantial competition from existing and new companies that market home furnishings. Further, the home furnishings industry is subject to rapid and widespread imitation of designs which, notwithstanding the existence of any proprietary rights, could further hamper our ability to compete.

Risks related to this offering

     There is no assurance that we will be successful in raising any needed funds from this self-offering.

The shares are being sold by our officers and sole director. No individual or firm is committed to purchase or take down any of the shares. There is no assurance that any portion of the shares will be sold.

     We have no public market for our stock and there is no assurance one will develop; you may have difficulty liquidating your investment.

There is no public market for shares of our common stock. Although we intend to apply to be quoted on the OTC Bulletin Board as soon as we meet their requirements, there is no assurance that we will be accepted. If we are, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment if the stock is not quoted on the OTC Bulletin Board.

     Our stock may experience extreme price and volume fluctuations, and investors in our stock may not be able to resell their shares at or above the offering price.

In the event of fluctuations in the trading volume market price of our common stock, you may be unable to resell your shares at or above the offering price. We cannot predict the extent to which investors' interest in us will lead to the development of a trading market in our common stock or how liquid the market might become. If you purchase shares of our common stock in this offering, you will pay a price that was not established in a competitive market, but was determined by us. The price of the common stock that will prevail in any market that develops after the offering may be higher or lower than the price you paid. Developments in the industry or changes in general economic conditions could adversely affect the market price of our common stock. In addition, the stock market has from time-to-time experienced extreme price and volume volatility. The fluctuations may be unrelated to the operating performance of particular companies whose shares are traded and may adversely affect the market price of our common stock.

     OUR SHARES MAY BE CONSIDERED A "PENNY STOCK" WITHIN THE MEANING OF RULE 3A-51-1 OF THE SECURITIES EXCHANGE ACT WHICH WILL AFFECT YOUR ABILITY TO SELL YOUR SHARES; "PENNY STOCKS" OFTEN SUFFER WIDE FLUCTUATIONS AND HAVE CERTAIN DISCLOSURE REQUIREMENTS WHICH MAKE RESALE IN THE SECONDARY MARKET DIFFICULT.

Our shares will be subject to the Penny Stock Reform Act which will affect your ability to sell your shares in any secondary market which may develop. Shares that are not listed on a nationally approved exchange or the NASDAQ, do not meet the minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a "penny stock." Broker-dealer practices in connection with transactions in "penny stocks" are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

     - the delivery of standardized risk disclosure documents;

     - the provision of other information like current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;

     - written determination that the penny stock is a suitable investment for purchaser;

     - written agreement to the transaction from purchaser.

These disclosure requirements and the wide fluctuations that "penny stocks" often experience in the market may make it difficult for you to sell your shares in any secondary market which may develop.

                        FORWARD-LOOKING STATEMENTS

This Prospectus contains "forward-looking statements regarding:

     - our business strategy;

     - plans for hiring intial management and personnel;

     - entering into business combinations or strategic partnerships;

     - adequacy of anticipated sources of funds, including the proceeds from this offering; and

     - other statements about our plans, objectives, expectations and intentions contained in this Prospectus that are not historical facts.

When used in this Prospectus, the words "may," "will," "should," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "Risk Factors" and elsewhere in this Prospectus. Following this offering, we assume no obligation to update any forward-looking statements contained in this Prospectus.

                              USE OF PROCEEDS

The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of $53,125.00, consisting of legal and accounting fees, and filing fees will be approximately $946,875 if all the shares are sold. The following table sets forth the use of estimated net proceeds if 25%, 50%, 75% and/or 100% of the shares are sold. We cannot predict whether or not any shares at all will be sold in this offering.


                           25%          50%          75%         100%
                        ----------  -----------  ----------- -----------
                                                                  -
Gross Proceeds           $ 250,000    $ 500,000    $ 750,000  $ 1,000,000
Offering expenses           53,125       53,125       53,125       53,125
                        ----------  -----------  -----------  -----------
                         $ 196,875    $ 446,875    $ 696,875  $   946,875

Building improvements        7,000      100,000      192,000    $ 256,000
Signage                      9,000       18,000       18,000       18,000
Office equipment             8,000       10,000       10,000       10,000
Phone system                 5,000        5,000        5,000        5,000
General Liability            9,707        9,707        9,707        9,707
Insurance
Truck Insurance              4,719        4,719        4,719        4,719
Workers' Comp.              15,447       15,447       15,447       15,447
Insurance
Delivery Vehicle             4,000        4,000        4,000        4,000
Deposit
Delivery Vehicle
 (Operating Lease)           1,000        1,000        1,000        1,000
Alarm System (w/             5,000        5,000        5,000        5,000
cameras)
Administration               8,000       10,000       20,000       20,000
Computer equipment          10,000       15,000       15,000       15,000
Merchandise:
 Floor samples &           100,000      200,000      300,000      400,000
inventory
Working capital             10,002       49,002       97,002      183,002
                        ----------  -----------  -----------  -----------
   Total net proceeds    $ 196,875    $ 446,875    $ 696,875    $ 946,875

The allocation of the net proceeds of the offering set forth above represents Arizona Furniture's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Arizona Furniture's future revenues and expenditures. If any of these factors change, Arizona Furniture may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

We presently do not pay our officers and director. In the event we are successful in completing this offering, we propose that any full time employees, including officers, will be paid salaries competitive in the industry subject to our ability to do so.

The working capital reserve may be used for general corporate purposes and to acquire inventory. We presently have a home furnishings Retail Outlet Agreement with Kincaid Furniture Company, in which we will receive inventory and then disburse funds for the inventory upon receipt of an invoice following the shipment of the inventory.

                      DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been arbitrarily determined by the Company based upon factors such as the Company's capital needs and the percentage of ownership to be held by investors as a result of this offering. The offering price does not necessarily bear any relationship to assets, book value, earnings history or other historical factors.

                                 DILUTION

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of the common stock, and its net tangible book value per share immediately after the offering, giving effect to the receipt of net proceeds in the offering. As of June 30, 2001, the net tangible book value of the Company was $ (30,957)

     - If the Company achieves the sale of all of the offered shares at the public offering price of $0.10, the pro forma net tangible book value of the Company would be $969,043.00 or approximately $0.0968 per share, which would represent an immediate increase of $(0.7896) in net tangible book value per share and $0.0004 per share dilution to new investors.

                                        Assuming Maximum
                                           Shares Sold
Offering Price                                 $0.10
Net tangible book value per share         $ (3.0957)
before Offering
Increase Attributable to purchase of         $3.1925
stock by new investors
Net tangible book value per share after      $0.0968
offering
Dilution to new investors                    $0.0032
Percent Dilution to new investors               3.2%

[1]  Offering price per equivalent common share.

[2] The net tangible book value per share before the offering is determined by dividing the number of Shares of Common Stock outstanding into the net tangible book value of the Company.

[3] The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering.

[4] The net tangible book value per share after the offering is determined by dividing the number of Shares that will be outstanding after the offering into the net tangible book value after the offering as determined in note 3.

[5] The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering for an increase of $3.1925.

[6] The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value of $0.0032

[7] The Percent Dilution to new investors is determined by dividing the Dilution to new investors by the Price to the Public.

                           PLAN OF DISTRIBUTION

We are offering up to 10,000,000 shares at the purchase price of $0.10 per share on a "best efforts" basis. The shares are being offered on a self-underwritten basis by the officers of Arizona Furniture.

In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash, wire transfer or check payable to Arizona Furniture Company Investment Account.

Arizona Furniture Company has the right, in its sole discretion, to accept or reject subscriptions in whole or in part, for any reason or for no reason. We may close the offering or any portion of the offering, without notice to subscribers. We may immediately use the proceeds obtained from the offering. Upon our acceptance of a subscription agreement, we will deliver to each subscriber a copy of the fully executed agreement evidencing ghe number of shares subscribed for. If we do not accept a subscription or any portion of a subscription, the amount of the subscription not accepted will be returned by the Company to the subscriber.

Although the officers and the sole director are "associated persons" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, they will not be deemed to be a broker because:

* they will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of the sale of our securities;

*    they will not be compensated in connection with the sale of our units;

* they will be not an associated person of a broker or dealer at the time of his participation in the sale of our securities; and

*    they shall restrict their participation to the following activities:

     -- preparing written communications or delivering them through the mail or other means that does not involve his oral solicitation of a potential purchaser;

     -- responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

     -- performing ministerial and clerical work involved in effecting any transaction.

As of the date of this prospectus, we have not retained a broker for the sale of securities being offered. In the event we retain a broker, who may be deemed an underwriter, we will file an amendment to our registration statement.

Neither we nor anyone acting on our behalf including our stockholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in our securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our securities, nor do we have any plans to engage in such discussions. We do not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise you to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Investors in this offering shall make their own decisions regarding whether to hold or sell their shares. We shall not exercise any influence over your decisions.

                             LEGAL PROCEEDINGS

Neither Arizona Furniture nor any of its officers or its director is a party to any pending legal proceeding, nor is its property the subject of any pending legal proceeding.

       DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole member of the Board of Directors of Arizona Furniture shall serve until the next annual meeting of the stockholders, or until his successors have been elected. The officer serves at the pleasure of the Board of Directors.

There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below are acting on behalf of, or at the direction of, any other person.



Name and Address          Age   Position             Term
Roland DeCesare           46    President/Secretary/ Since
23910 N. 19th Ave.              Treasurer/Director   inception
Suite 62
Phoenix, AZ 85027-0689
Dawn M. DeCesare          45    Chief Financial      Since
23910 N. 19th Ave.              Officer              inception
Suite 62
Phoenix, AZ 85027-0689

Roland DeCesare

Roland DeCesare has been the President/Secretary/Treasurer and Director of the Company since its inception, August 23, 2000.

Prior to starting Arizona Furniture, Mr. DeCesare was Executive Vice President of Sales and Marketing and General Manager for Hoechst Trespaphan, a worldwide leader in the manufacturing of packaging films for snack foods, tobacco and ice cream products in February of 1999. His responsibility was to integrate the many cultures within the company and bring the company into focus so it could respond to the changing needs of their global customer base, which was made up of the largest consumer product companies in the world.

In 1991, he was promoted to Area Sales Manager in Chicago. Then in 1994, he was promoted to Managing Director for 3M in Central America. Mr. De Cesare's responsibilities included total personal accountability for finance, human resources, sales, marketing logistics, manufacturing and information systems.

In 1989, he was promoted to Sales and Marketing Training Manager in Brussels, Belgium. Mr. De Cesare was responsible for leading the technical service laboratories and manufacturing.

In 1987, he was promoted into a management position where he was responsible for all new sales hiring, training and development.

In 1978, Mr. DeCesare started at 3M developing large technical accounts, distribution, new products and markets.

Dawn M. De Cesare

Dawn M. De Cesare has been the Chief Financial Officer of the Company since its inception, August 23, 2000.

Prior to working for Arizona Furniture Company, in 2000, Mrs. De Cesare moved to Central America with her husband in 1994, where she started volunteer work at Colegio Maya, a local international school in Guatemala City, Guatemala, which had major plans of expansion and increased enrollment. Mrs. De Cesare's prior lending, budgeting and commercial construction experience quickly paid dividends to the school and the board, saving thousands of dollars in construction costs and establishing more stable budget practices and fiscal management.

In 1991, Mrs. De Cesare decided to start an independent business to best utilize her skills. She returned to the mortgage banking business with Preferred Mortgage Associates as an independent covering a specific geographic region. She was responsible for mortgage creation, lending and submitting the applications to underwriting for residential mortgage approval.

In 1987, Mrs. De Cesare relocated to with her family to Brussels, Belgium where she was hired by Continental Investors and was responsible for commercial development in Eastern Europe. She remained in this position until July of 1991 when she returned to the United States with her family.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known to us, as of December 31, 2000, to be a beneficial owner of five percent (5%) or more of Arizona Furniture Company's outstanding common stock, each officer and director individually, and all executive officers and directors as a group. No other class of voting securities is outstanding. Each person is believed to have sole voting and investment power over the shares. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address of           Amount of Beneficial   Percent of
Beneficial Owner                  Ownership (1)        Class

Roland DeCesare                           10,000        100%
23910 N. 19th Ave. Suite 62
Phoenix, AZ 85027-0689

Dawn M. DeCesare (2)                           0          0%
23910 N. 19th Ave. Suite 62
Phoenix, AZ 85027-0689

Includes all officers and
directors as a group (2                   10,000        100%
persons)

(1) Neither of these individuals has the right to acquire any shares of Arizona Furniture Company's common stock within 60 days pursuant to options, warrants, rights, conversion privileges, or similar obligations.

(2) Roland De Cesare and Dawn De Cesare are husband and wife. Roland De Cesare directly owns 10,000 shares of Arizona Furniture. Therefore, Mr. And Mrs. De Cesare are deemed to beneficially own each other's shares.

                         DESCRIPTION OF SECURITIES

On August 23, 2000, Arizona Furniture Company's original Articles of Incorporation authorized the issuance of 25,000,000 shares of common stock with a par value of $.001 per shares of which 10,000 are issued and outstanding. On June 19, 2001, the Company filed a Certificate of Amendment to change the capitalization to 100,000,000 shares of common stock. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by Arizona Furniture Company from time-to-time, from funds legally available. In the event of a liquidation, dissolution, or winding up of Arizona Furniture Company, the holders of shares of common stock are entitled to a pro-rata share of all assets remaining after payment in full of all liabilities.

Management is not aware of any circumstances in which additional shares of any class or series of Arizona Furniture Company's stock would be issued to management or promoters, or affiliates or associates of either.

                   INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, or will receive a direct or indirect interest in the Company in exchange for preparation of the Prospectus, or was a promoter, underwriter, voting trustee, director, officer or employee of the Company.

  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                LIABILITIES

The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts, or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-Laws limiting such liability. The Articles of Incorporation and By-Laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising from their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-Laws.

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself/herself and all others similarly stated shareholders to recover damages where the Company has failed or refused to observe the law.

Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with that sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover those losses from the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the small officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  ORGANIZATION WITHIN THE LAST FIVE YEARS

The Company was founded on August 23, 2000 by Roland De Cesare. Mr. De Cesare was the company's sole officer and director and received 10,000 shares of common stock for services provided to the company valued at $1,000.

                          DESCRIPTION OF BUSINESS

Background

We were incorporated under the laws of the State of Nevada on August 23, 2000. Both our executive marketing and retail offices are located at 23910
N. 19th Ave. Suite 62 Phoenix, AZ 85027-0689. Arizona Furniture Company has exclusive sales and distribution rights for the sale of Kincaid products and Kincaid approved accessories in the State of Arizona. Arizona Furniture Company will market and sell Kincaid Furniture Company solid wood furniture to residents in the State of Arizona.

We have not conducted any business to date other than organizational matters. Since our inception, we have not been a party to any bankruptcy, receivership or similar proceeding.

                            Business of Issuer

The Company will market and sell furnishings provided by Kincaid Home Furnishings in the Phoenix Metro area. These products include a comprehensive line of solid wood furniture, custom upholstery, accessories, oriental rugs and design services to furnish every room in the home.

Products and Distribution

On August 23, 2000, Arizona Furniture entered into an outlet agreement with Kincaid Furniture Company, Inc. Under the terms of the agreement, Arizona Furniture was granted the right to establish and operate an Outlet at a location selected by Arizona Furniture and approved by Kincaid. Arizona Furniture was also granted the right to use the Proprietary Marks and Trademarks in connection with the operation of the Outlet, as well as the right to purchase Kincaid Products. Arizona Furniture has agreed to purchase a minimum of 12 different collections of Products along with upholstered furniture, bedding and other products required to maintain a suitable display at all times. Upon written confirmation from Kincaid affirming that Arizona Furniture has satisfied all pre-operating requirements established by the agreement or by Kincaid, Arizona Furniture may open its Outlet for business. Kincaid has the right to approve the selection and acquisition of location of the site for the Outlet. The agreement remains in effect subject to satisfactory annual operations performance review conducted by Kincaid, unless Arizona Furniture wishes to terminate the agreement upon 30 days notice to Kincaid, specifying termination date following the occurrence of any default by Kincaid under the terms of the agreement. Kincaid may also terminate the agreement prior to the annual reviews upon 10 days notice to Arizona Furniture following the occurrence of any default by Arizona Furniture under the terms of the agreement. Arizona Furniture is to pay $1,500 to Kincaid in cash or cash equivalent within 2 weeks of execution and delivery of this agreement for the planning, layout and construction of the Outlet. Since the opening of the store is on schedule and should open November 1, 2001, Kincaid has waived the $1,500 fee.

Arizona Furniture Company has exclusive sales and distribution rights for the sale of Kincaid products and Kincaid approved accessories in the State of Arizona. This is a key competitive advantage for us since it ensures that we will not have to compete with other Kincaid stores or galleries. There are many furniture retailers located in our area, the most notable being Thomasville, La-Z-Boy Interiors, Ethan Allen, and Robb & Stucky. Thomasville and La-Z-Boy have the most recognized names and several others operate more on price than on value and service.

Kincaid is a subsidiary of La-Z-Boy furniture, which sells quality wood furniture. La-Z-Boy is not a direct competitor and Arizona Furniture Company will utilize the notability of the La-Z-Boy name in its advertising and promotion.

With Arizona Furniture Company selling Kincaid Home Furnishings offering high quality solid wood furniture, accessories and bedding for every room in the house, with complete design services, custom upholstery, accessories, and the highest level of service, we are positioned to grow steadily in the Arizona market. With Arizona Furniture Company having exclusive distribution rights in Arizona, growth potential is excellent for the short and long term for a quality solid wood furniture retailer. Kincaid will also provide video displays throughout the store showing the process of manufacturing solid wood furniture, craftsmen carving solid posts and the eight-step hand finishing process. Our sales people will be trained by Kincaid to answer any technical questions and will be able to explain the differences between solid wood and veneers or printed furniture. We plan to have an exciting and informative store and display.

Cyclical Nature of the Furniture Industry

The furniture industry has historically been cyclical, fluctuating with economic cycles. During economic downturns the furniture industry tends to experience longer periods of recession and greater declines than the general economy. The Company believes that the industry is significantly influenced by economic conditions generally and particularly by consumer behavior and confidence, the level of personal discretionary spending, housing activity, demographics, interest rates, and credit availability. These factors not only affect the ultimate consumer, but also impact furniture retailers, the industry's primary customers. There can be no assurance that a prolonged economic downturn would not have a material adverse effect on the Company.

Competition

The residential furniture market is highly competitive and includes a large number of manufacturers, both domestic and foreign, none of which dominate the market. Certain of the Company's competitors have greater sales volumes and greater financial resources than the Company. Competitive factors in the upper-medium price range include style, price, quality, delivery, design, service and durability.

Furniture industry research shows that a consumer planning to make a major expenditure will shop at several stores before buying. Management believes that being located in the same area as Thomasville and Robb & Stucky is an advantage for Arizona Furniture Company since the solid wood value and quality is a strong selling point when compared to products using mostly veneers, like Thomasville. As these companies have a large advertising budget, this advertising will benefit us with shoppers who are drawn to the area and come in to compare product and value.

Advertising and Promotions

Our advertising strategy is to build name recognition as a premier retailer in the Scottsdale area of a comprehensive line of solid wood furniture, custom upholstery, accessories, oriental rugs and design services to furnish every room in the home.

Advertising for our furniture will primarily be through print ads, television, national news magazine publications, web site and Kincaid Customer Service referrals to our area. Newspaper inserts would be the most effective form of advertising for furniture. Sales events such as President's Day, 4th of July, and Labor Day sales are also very effective.

Our advertising and promotions will pivot around the strong direct support from Kincaid Furniture involving print ads, television, national news magazine publications, web site and Kincaid Customer Service referrals to our area. (See attached Kincaid Store Program brochure.)

Public relations. We will put considerable effort into regularly disseminating a flow of press releases. Mr. Steve De Cesare has considerable years of experience in this area and was the former owner of a public relations agency. Mr. Mike Pedreira, a recently retired executive and Director of a Benckiser Consumer Products with responsibility for new retail product launches and promotions has been retained as consultant to direct this important function for Arizona Furniture.

Store front and interior. We plan to have an active, exciting and informative store and displays. We will also have a dedicated children's play area that will differentiate us from our competitors. Our benchmark for this important area is Jordan's Furniture based in Avon, MA. Parents look forward to shopping in their stores because of the creative children's areas and professional supervision. Our store will also have a Red Cross Certified child care person managing this area while parents shop. Video displays will also be throughout the store showing the process of manufacturing solid wood Furniture, craftsmen carving solid posts and the eight-step hand finishing process. Our sales people will be trained to answer any technical questions and will be able to explain the differences between solid wood and veneers or printed furniture.


Internet website. Kincaid Furniture Company currently hosts a website that will refer customers to our area, once the store is open, and will allow customers to look at different styles and collections of furniture. Arizona Furniture plans to develop a higher quality site in the future with a link directly from Kincaid's and La-Z-Boys site.

Press Advertising. We will undertake a major amount of advertising in newspaper inserts and local magazine ads together with some television commercials. Arizona Furniture has entered into a cooperative advertising arrangement with Kincaid Furniture Company, in which Arizona Furniture will share the cost of its advertising with Kincaid. Kincaid is the only manufacturer who still offers co-op advertising money for print and television. The co-op money will accrue and be rebated to you quarterly in the form of a credit. The accrual is based on a percentage of case goods shipments from the Kincaid factory. There is no co-op accrual on Kincaid Custom Upholstery product. The tentative accrual rates are as follows, but may be negotiated per ad: 1st year - 7%; 2nd year - 6%; and 3rd+ years - 5%. We intend to take advantage of this excellent program and utilize this to the fullest extent. As mentioned previously, print advertising in the form of inserts is the most effective ad medium for furniture today.

Customer relations. We plan to use a software system that will allow us to keep records of every customer inquiry and purchase for the purpose of identifying buying style, preferences for furniture styles and accessories, satisfaction with service, quality, delivery and personnel. Our database will contain full details on our clients with automatic follow up dates so customer service can call back at specific check points to measure overall customer satisfaction with their purchase and to notify customers and potential customers of new products, services or special event sales. Our benchmark model will be to emulate the Lexus buying experience and integrate this model into the retail furniture business thereby giving us a competitive advantage and staying true to our vision of becoming the most innovative retailer in the furniture business with the highest level of customer satisfaction in quality and service.

Location. As mentioned in earlier references we intend to locate in North Scottsdale and in Chandler within the following six months of opening the North Scottsdale store. Location in this market is critical and reflects the changing trend in furniture retailing to open single brand stores in prime retail shopping areas. Both locations have excellent reputations and sales well above the national industry average per square foot for furniture retailing and related businesses.

Trademarks

Through the outlet agreement with Kincaid Furniture Company, Inc., the Company was granted the right to use the Proprietary Rights and Trademarks of the Kincaid. These products include the following

Governor's Oak and design

Gatheringhouse

Kincaid

Currituck Cherry

Whalehead Oak

Kinguard

Knott's Island Pine

American Artifacts

King's Road

Tomorrow's Heirlooms

Belle Maison

Armoire With A View

Cherry Mountain Design (of oak tree)

Hunter's Run

Kincaid Home Furnishings

Lamplight Lane

Le Bistro

Lenoir Design (of oak tree)

Nouveau

Shaker Ridge

Solid Solutions

Employees and Employee Compensation

We are currently in a start-up phase with no full time employees. It is expected that as funds become available an initial staff will be hired. All future employees will be hired under an equal opportunity policy and evaluated by their managers on a regular basis with regard to merit raises and advancements.

Kincaid offers free factory training. Therefore, all employees will be trained and will continue to receive ongoing training and support to completely develop these skill sets. The Company's President, Mr. De Cesare's background as a Manager of Education & Training in the US and abroad for the 3M company will serve us well in establishing these programs as a vital part of our overall vision. Reviews will be held on a regularly scheduled basis and our database will allow us to track the effectiveness of our programs as they relate to sales of new products, handling complaints and developing new accounts and markets.

The normal commission for retail furniture sales people is usually within the range of six to eight percent with a higher commission paid on accessory items or special promotions. Our plan is to reward salespeople based on profitability, customer satisfaction, teamwork and store development. We intend to offer our delivery and service people the same plans based on attention to customer needs and wants, courtesy in delivery, neatness and overall attitude when measured with our customers' response through the use of return feedback cards and a personal phone call or visit to the customer's home by one of our customer service people or management team.

Management believes that our strategic advantage lies in our past management and leadership experience in developing and implementing these types of innovative plans. These plans also have profound long-tem benefits to the customer, to the company and to the employees in the following ways. Customer satisfaction is higher because employees are happier and have fun at what they do. This attitude reflects back to the customer in the type of service and attention they receive making them want to do business with you and to return or to tell someone else. The company benefits in the most obvious ways also, increased profits and sales, customer satisfaction and fewer complaints. In a more profound and less visible way the company really benefits from retaining employees, being able to attract top talent and in developing the future management from within the company. This offers employees a chance to build a career with a high level of job satisfaction and to be a part of something instead of another employee number.

Store Operations

Hours of operation: We plan to be open seven days per week with normal retail hours of operation during the weekdays and more limited hours on Saturday (10-6) and Sunday (11-5).

Our site selection was based on the automobile traffic areas and high pedestrian traffic shopping malls or retail areas. New store sites will be selected on the basis of several factors, including location relative competition, demographic characteristics of the local market and proximity to highways or major roadways.

Growth Strategy

We intend to grow our business by doing the following:

Our goals are to open two stores within the first six months of operation, the first in Scottsdale, Arizona followed by a second store in Chandler, Arizona. The third store is planned for Glendale, Arizona in the Arrowhead Shopping area. Long term plans include opening a store in Tucson, Arizona with future smaller stores to cover the growth areas of Prescott, Flagstaff and Payson, Arizona. Arizona Furniture Company also has pending negotiations with Kincaid Furniture Company for the development of Kincaid Home Furnishings stores in Clark County, Nevada.

According to Inc. Magazine, Dec. 1, 2000 issue, Metro Phoenix ranks number 1 among large metropolitan areas as the best place to start and grow a company. In the Dec. 1, 2000 issue regarding Phoenix, Inc. stated that "rapid population growth means more customers and more workers, particularly for high-tech companies." Also, in the same issue, Las Vegas, Nevada was ranked as number 1 of the best small metro areas to start and grow a company. Inc. also stated that "Las Vegas offers a low-tax environment and a market of more than 33 million tourists annually."

Market Research

     Geographic scope: The greater Phoenix metro area is home to approximately 3 million people with continued growth rates and is rapidly expanding in the high tech area of silicon chips and electronics.

     Customer needs: From field and market research conducted with an outside consultant (hired by Kincaid), it is clear that customers perceive solid wood furniture to be of higher quality and value than that of veneers or printed manufacturing processes. This research and the success of existing Kincaid Home Furnishings stores indicates that there is considerable potential for growth in the solid wood retail furniture business. Customers find it difficult to find reliable and authoritative advice on the features and benefits of what type and manufacture of furniture they are buying. Customers are often confused by the term "all wood". Customers often think that they are buying solid wood furniture when in fact that is not true. This fragmented market offers tremendous potential for a highly professional and dedicated approach to quality and service in the furniture industry.

     Market growth: The retail furniture industry has been growing at 8% per year with the growth of solid wood furniture exceeding that number according to Furniture Industry magazine and Kincaid Furniture Company, Inc. market research. The retail market for furniture in the Scottsdale and Phoenix metro area far exceeds that figure with the continued rapid growth rates of new families moving to the valley each year. Recent Arizona Business Development numbers project the Phoenix Metro area to double its population again by 2010. With the ongoing trend for business development in the southwest and more people moving to the warmer climates, growth opportunities for retail furniture look excellent for the long and short term.

     Demographics: Our target customers will range from approximately 25 to 65 years of age, and will be furnishing a second home, retiring, buying their first piece of furniture or furnishing an entire home. The re-location market, first time buyers, replacement buyers and the person just looking for an accent piece are all potential customers. The majority of our customers will have incomes of $40,000 or more and will have a college education.

Governmental Regulations

The Company will be subject to federal, state, and local laws and regulations in the areas of safety, health, and environmental pollution controls. If the Company fails to comply with such regulations, the Company could be subject to liability ranging from monetary damages to injunctive action, which could adversely affect the Company. Future changes to such regulations could also have a material adverse effect on the Company.

                      MANAGEMENT'S PLAN OF OPERATION

The following Plan of Operation should be read in conjunction with our financial statements and notes thereto and the other financial information included elsewhere in this Prospectus. In addition to historical information, this plan of operation and other parts of this Prospectus contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information as a result of certain factors including, but not limited to, those set forth under "Risk Factors" and elsewhere in this Prospectus.

Arizona Furniture Company is a developmental stage company and has neither engaged in any operations nor generated any revenues from operations.
Since our inception, our operations have been limited to developing the concept for our business plan. We are focusing our plan of operation on the marketing and selling of home furnishings. We intend to market and sell Kincaid Home Furnishings, a comprehensive line of solid wood furniture, custom upholstery, oriental rugs and design services to furnish every room in the home.

We currently have no working capital as of June 30, 2001, and there can be no assurance that our financial condition will improve. No money has been provided to the Company by the current officers and director. Investors are being relied upon to provide all the capital needed for the initial development of the Company. Management's plan of operation for the next twelve months is to:

  * raise operating capital by selling shares of our common stock through a secondary public offering followed by one or more private placements if necessary;

  * develop relationships with retailers and customers alike;

  * attract and retain highly qualified employees in order to appropriately staff business operations.

In order to obtain sufficient capital and implement our marketing strategy, we will need to raise between $600,000 and $1,055,473 over the next 12 months by selling shares of our common stock through a secondary public offering or one or more private placements, which we will utilize for the hiring of employees and general working capital purposes. We will need to budget at least $655,473 from the proceeds of any such offering to keep the Company operational. As additional funds become available, our objective is to position ourself predominately in the home furnishings industry based on the strength and credibility of our product. We plan to price our furniture competitively which of course will vary by region.

Currently, we have no employees but we hope through the sales of our common stock we can raise enough capital to be in the position to hire and consult with persons who have experience and connections to people and/or entities in the industry. In addition to our management staff, we expect that within the next 12 months we will need to hire full-time employees, for sales and marketing.

                          DESCRIPTION OF PROPERTY

Our executive marketing and retail offices are located at 32331 North Scottsdale Road, Scottsdale, Arizona 85262.

The Company has entered into a Lease Agreement with Donahue Schriber Realty Group in Scottsdale for the Executive marketing and retail offices for a period of 10 years, with two options to renew for 5 years per option, which is to commence on February 1, 2002. Donahue Schriber provides the Company with approximately 15,043 square feet for the selling of home furnishings. During the first sixty (60) months of the Term, the Company shall pay annually the sum of $225,645.00 as Annual Minimum Rent (based upon an annual rental rate of $15.00 per square foot) which sum shall be payable in twelve (12) equal monthly installments of $18,803.75. During the second sixty (60) months of the Term, the Company shall pay annually the sum of $255,731.00 as Annual Minimum Rent (based upon an Annual Rental Rate of $17.00 per square foot), which sum shall be payable in twelve (12) monthly installments of $21,310.92. The Company will pay a $25,000 security deposit on February 1, 2002. Should Arizona Furniture wish to renew its option for the first term of 5 years, we would be obligated to pay $19.00/square foot per year, or $23,818.08 per month. Should we decide to renew the lease for the second option of five years, then Arizona Furniture will be liable to pay $21.00/per square foot per year, or $26,325.25 per month.

On September 28, 2001, the Company entered into a truck lease agreement with Penske Truck Leasing for a 72 month term. Arizona Furniture shall pay the sum of $9,930.96 annually for the lease of the vehicle and approximately $3,600.00 annually for mileage. The lease will not be effective until delivery of the trucks, which should be November 1, 2001

In June 2001, Arizona Furniture entered into a Shopping Center Lease with Opus West Corporation for a period of 10 years, commencing on November 1, 2001. Under the terms of the lease agreement, Arizona Furniture agrees to lease retail space of approximately 21,000 square feet. For the first five years of the lease, Arizona Furniture is to pay $27,703 per month and $30,328 per month for the second five years of the lease.

On June 21, 2001, Arizona Furniture entered into an Industrial Real Estate Lease with EJM-Arizona Commerceplex, LLC for a period of 5 years, which is to commence on October 1, 2001, to lease warehouse space. Under the terms of the lease, the Company will lease approximately 18,874 square foot office/warehouse located at 23910 North 19th Ave., Suite 62, Phoenix, AZ. Arizona Furniture will pay an initial security deposit of $9,450.00 and a base rent of $8,650.00 per month for the first 20 months, $9,090 for the next twenty months, and $9,540 for the final twenty months.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2000, Mr. Steve De Cesare made an advance to Arizona Furniture totalling $25,154. The advance bears no interest and is repayable upon demand. In July 2001, Steve De Cesare made an additional advance of $34,000. Steve De Cesare is the brother and brother-in-law of Roland and Dawn De Cesare, respectively.

          MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

At present, our shares are not traded publicly. Arizona Furniture Company hopes to have its common stock quoted on the NASDAQ OTC Bulletin Board.

Effect of Penny Stock Rules

The "penny stock" rules could make selling shares more difficult for the selling security holders. Our common stock will be a "penny stock" under Rule 3a51-1 under the Securities Exchange Act of 1934 unless and until the shares reach a price of at least $5.00 per share, we meet the financial size and volume levels for our common stock not to be considered a penny stock, or we register the shares on a national securities exchange or they are quoted on the NASDAQ system. The shares are likely to remain penny stocks for a considerable period after the shares that are being offered are sold. A "penny stock" is subject to Rules 15g-l through 15g-10 of the Securities Exchange Act, requiring securities broker-dealers, before carrying out transactions, to deliver a disclosure document to the customer describing the risks of penny stocks, and get a written receipt for that document, to disclose the compensation received by the broker-dealer or any associated person of the broker-dealer; and to send monthly statements to customers with market and price information about the "penny stock." Our common stock will also be subject to a rule which requires the broker-dealer, in some circumstances, to approve the "penny stock" purchaser's account under standards specified in the rule, and deliver written statements to the customer with information specified in the rule. These additional requirements could prevent broker-dealers from carrying out transactions and limit the ability of the selling security holders in this offering to sell their shares into any secondary market for our common stock and also limit the ability of any subsequent shareholders to sell the shares in the secondary market.

Holders

Currently, there is only 1 shareholder of Arizona Furniture Company's common stock.

Dividends

We do not have a policy of paying dividends, and it is currently anticipated that no cash dividends will be paid in order to retain earnings to finance future growth. Any future decision to pay cash dividends will be made on the basis of earning, alternative needs for funds and other conditions existing at the time.

Shares Eligible for Future Sale

A total of 10,000 shares of the 100,000,000 authorized shares of the Company's common stock have been issued. These outstanding shares are "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act, and as such may only be sold pursuant to an effective registration statement under the Securities Act, or in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act.

In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Arizona Furniture Company (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

All shares registered in the instant offering are initially eligible for resale to the general public. Arizona Furniture Company makes no representations or guarantee that the shares registered hereunder shall have a market for resale.

                          EXECUTIVE COMPENSATION

Currently, Arizona Furniture has not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs. The Company has not granted any options to purchase its common stock.

                           FINANCIAL STATEMENTS

The audited financial statements of Arizona Furniture as of December 31, 2000 were audited by Merdinger, Fruchter, Rosen & Corso, P.C., an independent public accounting firm located in Los Angeles, California, New York, New York and Las Vegas, Nevada and are included herein. Their report regarding Arizona Furniture's financial statements is included in this Prospectus in reliance upon their authority as experts in accounting, auditing, and giving such reports.

Also included are Arizona Furniture's unaudited financial statements for the period ended June 30, 2001.


               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The Registrant has not changed accountants since its formation, and Management has had no disagreements with the findings of its accountants.
                                  EXPERTS

Arizona Furniture Company's audited financial statements as of December 31, 2000 have been included in this Prospectus and have been audited by Merdinger, Fruchter, Rosen & Corso, P.C., an independent public accounting firm, as indicated in its report thereto. Also included are the June 30, 2001 unaudited financial statements.

                               LEGAL MATTERS

The law offices of Chapman & Flanagan, Ltd., Las Vegas, Nevada, have acted as Arizona Furniture Company's legal counsel regarding the validity of the securities being offered by this Prospectus.

                    WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Registration Statement on Form SB-2 with the Commission under the Securities Act for the registration of the common stock offered by this Prospectus. For purposes of this Prospectus, the term Registration Statement means the initial registration statement and any and all amendments thereto. This Prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the common stock offered, please refer to the registration statement, including the exhibits thereto.

Following the effectiveness of this Registration Statement the Company intends to file a separate registration statement on Form 8-A, at which time the Company will become subject to the informational requirements of the Exchange Act, and in accordance therewith will file periodic reports, proxy and information statements, and other information with the Commission. Reports, registration statements, proxy and information statements, and other information filed by the Company with the Commission. The registration statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. by calling 1-800-SEC-0330. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information.




                       INDEX TO FINANCIAL STATEMENTS


                         ARIZONA FURNITURE COMPANY
                       (A Development Stage Company)

                           FINANCIAL STATEMENTS









                                 CONTENTS


                                                                   PAGE

INDEPENDENT AUDITORS' REPORT                                        1

BALANCE SHEET                                                       2

STATEMENT OF OPERATIONS                                             3

STATEMENT OF STOCKHOLDER'S DEFICIT                                  4

STATEMENT OF CASH FLOWS                                             5

NOTES TO FINANCIAL STATEMENTS                                       6 - 9












                       INDEPENDENT AUDITORS' REPORT




TO THE BOARD OF DIRECTORS OF ARIZONA FURNITURE COMPANY:


We have audited the accompanying balance sheet of ARIZONA FURNITURE COMPANY (A Development Stage Company) as of December 31, 2000 and the related statements of operations, stockholder's deficit and cash flows for the period from August 23, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In  our  opinion,  the  financial statements referred  to  above  present fairly,  in  all  material respects, the financial  position  of  ARIZONA
FURNITURE COMPANY as of December 31, 2000 and the results of its operations and its cash flows for the period from August 23, 2000 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.




                               MERDINGER,  FRUCHTER  ROSEN  &  CORSO, P.C.
                               Certified Public Accountants

New York, New York
January 29, 2001

                         ARIZONA FURNITURE COMPANY
                       (A Development Stage Company)
                              BALANCE SHEETS





                                                    June 30,    December 31,
                                                      2001          2000
                                                    -------       ---------
                                                  (Unaudited)
   ASSETS
     Cash and cash equivalents                       $   2,974     $  25,051
                                                    ==========     ==========
   LIABILITIES AND STOCKHOLDER'S DEFICIT
   Current Liabilities
     Advances from related party                     $  25,154      $  25,154
      Accrued expenses                                   8,777              -
                                                    ----------     ----------
                                                        33,931         25,154
                                                    ----------     ----------
   STOCKHOLDER'S DEFICIT
     Common stock, $0.001 par value;
      100,000,000 and 25,000,000 shares authorized,
       10,000 shares issued and outstanding                 10             10
     Additional paid-in capital                            990            990
     Deficit accumulated during
      the development stage                           (31,957)       ( 1,103)
                                                    ----------     ----------
        Total stockholder's deficit                   (30,957)       (   103)
                                                    ----------     ----------
     Total liabilities and stockholder's deficit     $   2,974      $  25,051
                                                    ==========     ==========












The accompanying notes are an integral part of these financial statements.

                            ARIZONA FURNITURE COMPANY
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS



                                                     January 1,     August 23,  August 23, 2000
                                                       2001 to       2000 to     (Inception) to
                                                      June 30,     December 31,     June 30,
                                                        2001           2000           2001
                                                     ----------    -----------     ---------
                                                     (Unaudited)                  (Unaudited)

Revenue                                               $      -        $       -      $      -

General and administrative expenses                     30,854            1,103        31,957
                                                    ----------      -----------   -----------
Loss from operations before provision for income      (30,854)          (1,103)      (31,957)
taxes

Provision for income taxes                                   -                -             -
                                                    ----------      -----------   -----------
Net loss                                             $(30,854)      $   (1,103)     $(31,957)
                                                    ==========      ===========   ===========
Net loss per share - basic and diluted                $ (3.09)        $ ( 0.11)     $  (3.20)
                                                    ==========      ===========   ===========
Weighted average number of common shares
 outstanding                                            10,000           10,000        10,000
                                                    ==========      ===========   ===========




The accompanying notes are an integral part of these financial statements.

                            ARIZONA FURNITURE COMPANY
                          (A Development Stage Company)
                       STATEMENT OF STOCKHOLDER'S DEFICIT





                                                                              Deficit
                                                                            Accumulated
                                                               Additional    During the
                                         Common Stock            Paid-In    Development
                                    Shares          Amount       Capital       Stage          Total
                                   --------        --------     ---------    -----------      ----------
Balance, August 23, 2000             $     -          $     -      $     -       $     -        $     -

Issuance of shares for services -
August 23, 2000                       10,000               10          990             -          1,000

Net Loss                                   -                -            -       (1,103)        (1,103)
                                 -----------       ----------   ----------    ----------    -----------
Balance, December 31, 2000            10,000               10          990       (1,103)         ( 103)

Net Loss (Unaudited)                       -                -            -       (30,854       (30,854)
                                 -----------       ----------   ----------    ----------    -----------
Balance, June 30, 2001
(Unaudited)                         $ 10,000           $   10      $   990     $ (31,957    $  (30,957)
                                 ===========       ==========   ==========    ==========    ===========




The accompanying notes are an integral part of these financial statements.

                            ARIZONA FURNITURE COMPANY
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS


                                                                    August 23, 2000   August 23, 2000
                                                  January 1, 2001     (Inception)       (Inception)
                                                         to               to                to
                                                   June 30, 2001   December 31, 2000   June 30, 2001
                                                    -----------     --------------     -------------
                                                    (Unaudited)                         (Unaudited)
  CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                     $   (30,854         $     (1,103      $   (31,957)
       Stock issued for services                              -                1,000             1,000
       Increase in accrued expenses                       8,777                    -             8,777
                                                   ------------         ------------     -------------
  NET CASH USED IN OPERATING ACTIVITIES                (22,077)             (   103)          (22,180)

  CASH FLOWS FROM FINANCING ACTIVITIES
       Advances from related party                            -               25,154            25,154
                                                   ------------         ------------     -------------
  NET (DECREASE) INCREASE IN CASH
   AND CASH EQUIVALENTS                                (22,077)               25,051             2,974

  CASH AND CASH EQUIVALENTS - beginning of period        25,051                    -                 -
                                                   ------------         ------------     -------------
  CASH AND CASH EQUIVALENTS - end of period           $   2,974          $    25,051        $    2,974
                                                   ============         ============     =============

  SUPPLEMENTAL INFORMATION:
                          During the period August 23 to June 30, 2001, the Company paid no cash for interest or income taxes.



The accompanying notes are an integral part of these financial statements.

                    ARIZONA FURNITURE COMPANY
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000



 NOTE 1 - DESCRIPTION  OF  BUSINESS AND SUMMARY OF  SIGNIFICANT
           ACCOUNTING POLICIES

         Nature of Operations
          Arizona Furniture Company (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") NO. 7. The Company was incorporated under the laws of the state of Nevada on August 23, 2000.

         Interim Financial Information
          The accompanying unaudited interim financial statements have been prepared by the Company, in accordance with generally accepted accounting principles pursuant to Regulation SB of the Securities and Exchanges Commission. Certain information and footnote disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of management, the interim financial statements reflect all adjustments, including normal recurring adjustments, necessary for fair presentation of the interim periods presented. The results of operations for the six months ended June 30, 2001 are not necessarily indicative of results of operations to be expected for the full year.

         Use of Estimates
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents
          The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         Income Taxes
          Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

                    ARIZONA FURNITURE COMPANY
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000



NOTE 1 -  DESCRIPTION  OF  BUSINESS AND SUMMARY OF  SIGNIFICANT
          ACCOUNTING POLICIES (Continued)

           Earnings Per Share
           The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("BEPS") and diluted earnings per share ("DEPS"). The computation of BEPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. DEPS gives effect to all dilutive potential common shares outstanding during the period. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of December 31, 2000 and June 30, 2001, the Company had no securities that would effect loss per share if they were to be dilutive.

           Comprehensive Income
           SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.

NOTE 2 -  INCOME TAXES

          The components of the provision for income taxes for the period from August 23, 2000 (inception) to December 31, 2000 are as follows:

            Current Tax Expense
              U.S. Federal                           $     -
              State and Local                              -
                                                    --------
            Total Current                                  -
                                                    --------
            Deferred Tax Expense
              U.S. Federal                                 -
              State and Local                              -
                                                    --------
            Total Deferred                                 -
                                                    --------
            Total Tax Provision (Benefit) from
             Continuing Operations                   $     -
                                                    ========

                    ARIZONA FURNITURE COMPANY
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000

NOTE 2 -INCOME TAXES (Continued)

          The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

           Federal Income Tax Rate                 34.0%
           Effect of Valuation Allowance        ( 34.0)%
                                              ----------
           Effective Income Tax Rate                0.0%
                                              ==========

          At December 31, 2000, the Company had net carryforward losses of $1,103. Because of the current uncertainty of realizing the benefits of the tax carryforward, a valuation allowance equal to the tax benefits for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

          Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 2000 are as follows:

           Deferred Tax Assets
             Loss Carryforwards                $     375

             Less:  Valuation Allowance         (   375)
                                               ---------
             Net Deferred Tax Assets           $       -
                                               =========

          Net operating loss carryforwards expire in 2020.

NOTE 3 -  COMMON STOCK

          On August 23, 2000, the Company issued 10,000 shares of common stock for services valued at $1,000.

NOTE 4 -   RELATED PARTY TRANSACTIONS

          The Company received an advance from a related party in the amount of $25,154. The advance bears no interest and is repayable upon demand.

          During July 2001, the Company received an additional
          $34,000 in advances.

          It is the intention of the parties that these advances will be settled by the issuance of common stock.

                    ARIZONA FURNITURE COMPANY
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000

NOTE 5 -COMMITMENTS AND CONTINGENCIES

         The Company has entered into three leases as follows:

          * A lease for retail space, commencing approximately November 1, 2001, for a period of ten years, with two five-year options for renewal. Monthly rent for the first five years of the lease is $27,703 and for the second five years is $30,328.

          * A lease for retail space, commencing approximately February 1, 2002, for a period of ten years, with two five-year options for renewal. Monthly rent for the first five years of the lease is $18,804 and for the second five years is $21,311. There is an additional charge for the amount that 3% of sales exceeds the minimum annual rent.

          * A lease for warehouse space, commencing October 1, 2001, for a period of five years. Monthly rent is $8,650 for the first twenty months, $9,090 for the next twenty months, and $9,540 for the final twenty months.

         Minimum rent payments due under the leases, based on the above commencement dates, are as follows:

           2001                                   $    81,355
           2002                                       643,071
           2003                                       664,955
           2004                                       667,155
           2005                                       672,105
           2006 and thereafter                      3,705,639

              Outside back cover page of Prospectus

Until _____________, 20___, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No person is authorized to give any information or to make any representation other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this Prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                 -------------------------------

               10,000,000 Shares, par value $0.001

                    Arizona Furniture Company

                          Common Stock

                 -------------------------------

                           Prospectus

                 -------------------------------

                    Arizona Furniture Company
                   23910 N. 19th Ave. Suite 62
                     Phoenix, AZ 85027-0689

                             Part II
             Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers

Arizona Furniture Company's Articles of Incorporation and By-laws provide that the Corporation shall indemnify any Directors, Officer, Employee or Agent of the Corporation who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interest of the Corporation, or, in all other cases, that his conduct was at least not opposed to the Corporation's best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, determine that the individual did not meet the standard of conduct set forth in this paragraph.

Arizona Furniture Company currently maintains no director's and officer's insurance policy or any liability insurance concerning its officers and directors.

Item 25.   Other Expenses of Issuance and Distribution

The following expenses of the offering, except for the SEC fees, are estimated, all of which will be paid by the Registrant.


           SEC Registration Fee              $     125.00

           Blue Sky Fees and Expenses        $       0.00

           Legal Fees and Expenses           $  50,000.00

           Accountants' Fees and Expenses    $   2,500.00

           Miscellaneous                     $     500.00

           Total                             $  53,125.00

Item 26.   Recent Sales of Unregistered Securities

On August 23, 2000, Arizona Furniture issued 10,000 shares of common stock to Roland De Cesare for services valued at $1,000. The sale and issuance of these securities were authorized by resolutions of the Board of Directors in reliance upon the exemption from registration requirements of Section 5 of the Act, as provided in Section 4(2) of the Act.

Item 27.   Exhibits and Financial Statement Schedules

(a)  Exhibits

         Number        Description

         3.1           Articles of Incorporation

         3.1a          Amendment to Articles of Incorporation

         3.2           By-Laws of the Registrant

         5.1 Opinion of Chapman & Flanagan, Ltd. as to legality

         10.1          Donahue Schriber Realty Group Lease dated
                       April 3, 2001

         10.2          Retail Outlet Agreement with Kincaid
                       Furniture Company

         10.3          Waiver of Design Fee

         10.4          Penske Vehicle Lease

         10.5          Shopping Center Lease

         10.6          Industrial Real Estate Lease

         10.6a         Option to Extend Term

         10.6b         Rider 1 to Real Estate Lease

         23.1          Consent of Chapman & Flanagan, Ltd.
                       (included in exhibit 5.1)

         23.2          Consent of Merdinger, Fruchter, Rosen &
                       Corso, P.C.

(b)  Financial statement schedules:

All applicable information is included in the audited financial statements.

Item 28.   Undertakings

     The undersigned registrant hereby undertakes to:

     (a)  (1)   File, during any period in which it offers or
          sells securities, a post-effective amendment to this registration statement to:

               i.include any Prospectus required by section
                 10(a)(3) of the Securities Act;

               ii.    reflect in the Prospectus any facts or
                 events which, individually or together,
                 represent a fundamental change in the
                 information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               iii.   include any additional or changed material
                 information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
______________________________________________


                           Signatures


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada, on October 15, 2001.

                                   Arizona Furniture Company

                                   By: /s/ Roland De Cesare
                                   Roland De Cesare, President


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

    Signature                  Title                     Date

/s/ Roland De Cesare     President/Secretary/Treasuer    Oct. 15, 2001
Roland De Cesare         Director


/s/ Dawn M. De Cesare    Chief Financial Officer      Oct. 15, 2001
Dawn M. De Cesare




                          Exhibit Index


         Number       Description

         3.1          Articles of Incorporation

         3.1a         Amendment to Articles of Incorporation

         3.2          By-Laws of the Registrant

         5.1 Opinion of Chapman & Flanagan, Ltd. as to legality

         10.1         Donahue Schriber Realty Group Lease dated
                      April 3, 2001

         10.2         Retail Outlet Agreement with Kincaid Furniture
                      Company

         10.3         Waiver of Design Fee

         10.4         Penske Vehicle Lease

         10.5         Shopping Center Lease

         10.6         Industrial Real Estate Lease

         10.6a        Option to Extend Term to Real Estate Lease

         10.6b        Rider 1 to Real Estate Lease

         23.1 Consent of Chapman & Flanagan, Ltd. (included in exhibit 5.1)

         23.2         Consent of Merdinger, Fruchter, Rosen & Corso,
                      P.C.